As filed with the Securities and Exchange Commission on March 24, 2006
Registration No. 333-128296

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
POST-EFFECTIVE AMENDMENT NO. 1
To
Registration Statement
Under
The Securities Act of 1933

ONLINE RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	52-1623052
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

4795 Meadow Wood Lane
Suite 300
Chantilly, Virginia 20151
(703) 653-3100
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Matthew P. Lawlor
Chairman and Chief Executive Officer
ONLINE RESOURCES CORPORATION
4795 Meadow Wood Lane
Suite 300
Chantilly, Virginia 20151
(703) 653-3100
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:
Mark J. Wishner, Esq.
Mintz Levin Cohn Ferris Glovsky and Popeo, P.C.
12010 Sunset Hills Road
Suite 900
Reston, Virginia 20190
(703) 464-4800

     Approximate date of commencement of proposed sale to the public:
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 other than securities offered only in connection with dividend or interest reinvestment, check the following box. ☐
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

     This Post-Effective Amendment No. 1 on Form S-1 to the Registration Statement on Form S-1 (Reg. No. 333-128296) is being filed by the registrant to remove from registration the securities that remain unsold thereunder as of the date of the filing of this post-effective amendment. The registrant no longer reasonably expects that any securities shall be sold under such registration statement. As such, the registrant hereby removes such securities from registration and the registration is hereby terminated.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Post-Effective Amendment on Form S-1 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chantilly and State of Virginia on the 24th day of March, 2006.

ONLINE RESOURCES CORPORATION

By:	/s/ MATTHEW P. LAWLOR

Matthew P. Lawlor
Chairman and Chief Executive Officer
     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment on Form S-1 to the Registration Statement on Form S-1 has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MATTHEW P. LAWLOR Matthew P. Lawlor	Chairman and Chief Executive Officer(Principal Executive Officer)	March 24, 2006

/s/ CATHERINE A. GRAHAM Catherine A. Graham	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	March 24, 2006

* William H. Washecka	Director	March 24, 2006

* Joseph J. Spalluto	Director	March 24, 2006

* Stephen S. Cole	Director	March 24, 2006

* Ervin R. Shames	Director	March 24, 2006

* Edward E. Furash	Director	March 24, 2006

* Barry D. Wessler	Director	March 24, 2006

* Michael H. Heath	Director	March 24, 2006

*By /s/ CATHERINE A. GRAHAM Catherine A. Graham
Attorney-in-Fact